UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      June 22, 2016

                                                 HICKOK INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-147 (Commission File Number)	34-0288470 (IRS Employer Identification No.)

    10514 Dupont Avenue      Cleveland, Ohio                                                                                44108
    (Address of principal executive offices)                                                                             (Zip Code)

Registrant's telephone number, including area code         (216) 541-8060

                                                                          Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Company's Special Meeting of Shareholders held on June 22, 2016, the Shareholders voted on the following proposal and cast their votes as described below.

		Votes	Votes	Votes
		For	Against	Abstained
1.	Approval of the Company's acquisition of Federal Hose through the merger of Federal Hose with and into Hickok's wholly owned subsidiary. This proposal was approved.	1,864,210	8,669	2,010

The Class A Shareholders voted on the following proposal at the Company's Special Meeting and cast their votes as described below.

		Votes	Votes	Votes
		For	Against	Abstained
1.	Approval of the issuance of the Company's Class B Common Shares as partial consideration for the Company's acquisition of Federal Hose through the merger. This proposal was approved.
	Class A Shares	792,488	9,669	2,260

For information on how the votes have been tabulated for the above, see the Company's definitive Proxy Statement used in connection with the Special Meeting of Shareholders.

SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED

  /s/ Robert L. Bauman
Robert L. Bauman
   President and CEO

Date:    June 23, 2016